UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2008

FUND.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	333-121764	30-0284778
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 20th Floor,
New York, New York 10005
(Address of Principal Executive Offices)

(212)  618-1633
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 15, 2008, Fund.com Inc. (“Fund”) merged (the “Merger”) with and into Eastern Services Holdings, Inc. (“Eastern”) pursuant to an Agreement and Plan of Merger, dated as of January 15, 2008 (the “Agreement”).  Following the consummation of the Merger, on January 17, 2008, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”).  In connection with the Merger, our name was changed to Fund.com and we succeeded to the business of Fund.com as our sole line of business.

On March 28, 2008, we filed with the SEC an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, which relates primarily to the business and operations of Eastern prior to the Merger. We are filing this amendment to the Form 8-K in order to include a Management’s Discussion and Analysis or Plan of Operation of Fund as of, and for the year ended, December 31, 2007, as well as financial statements and related notes for such period and pro forma financial statements as of, and for the year ended, December 31, 2007.  We are also filing this amendment to update the information furnished in Items 9, 10, 11 and 12 of the Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Management’s Discussion and Analysis or Plan of Operation section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Management’s Discussion and Analysis or Plan of Operations.

Management’s Discussion and Analysis or Plan of Operations contains various forward-looking statements, which consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements.

Management’s Discussion And Analysis Or Plan of Operations

In the quarter ending December 31, 2007, we completed the sale of equity securities totaling aggregate gross proceeds of $30,700,000. The proceeds were used to execute the initial phase of our business plan, which included the acquisition of certain intellectual property consisting primarily of our domain names and also the funding of Fund.com Capital Inc., a wholly owned subsidiary of Fund.com Managed Products, Inc. which, in turn, is wholly owned by Fund.com Inc.

We capitalized Fund.com Capital Inc. with $20,000,000 from proceeds generated from our equity placements.  On November 9, 2007, Fund.com Capital Inc., entered into a $20,000,000 certificate of deposit with the Global Bank of Commerce, an Antigua-based financial institution affiliated with one of our stockholders.  Initially the deposit is credited with earned interest at 5% per annum for a term of three years, and subject to the receipt of approval from the bank’s regulators, the fixed interest rate will be amended to provide for a variable rate of return.  .  In the future,the bank may determine the variable interest rate based on an index published by EQUITIES Magazine, and that, on that basis, Fund.com Capital Inc. would receive a monthly credit to its term deposit in an amount equal to the increase or decrease in the published index. The term deposit would not be debited for decreases in the index for cumulative amounts that would result in the term deposit account being worth less than the initial deposit amount.  Subject to receipt of any necessary approvals from Global Bank of Commerce (which it has no obligation to provide), we may use all or a portion of this $20,000,000 to fund one or more control investments.

We believe that Fund.com Capital Inc. is sufficiently capitalized to demonstrate the efficacy of index-linked structured products that are benchmarked to our published indexes and are designed to provide favorable risk adjusted returns.  We believe that by investing in a structured product that is benchmarked to an index published by EQUITIES Magazine, we are able to gather actual statistical and investment data useful in further developing our business plan.  In this regard, we believe that actual results are highly preferable to pro forma results or ‘back-tested’ results, which are commonly discounted by the investment community, and we believe that the investment will serve to develop an auditable track record.  This track record would assist Fund.com Capital Inc. in the future should Fund.com Capital Inc. seek to develop a registered investment product or other product available for sale to third parties.  No decision has been taken to develop such a product or to register such a product with the Securities and Exchange Commission.

Our plan of operations will also consist of licensing our content to third parties.  We intend for our content to include proprietary indexes that we intend to publish, as well as associated service marks and trademarks.  Third party product providers, like banks and asset management companies, license a range of indexes from our competitors, such as the Russell 2000 from the Frank Russell Companies or the S&P 500 from Standard and Poors/McGraw Hill.  We plan similar business arrangements to license our indexes in return for the payment of licensing fees.  We intend that the license fees will be charged based on a percentage of assets benchmarked to our indexes.  Therefore, we believe our success in generating license fees will be substantially dependent in structuring the index-linked products and the successful sale of those products to investors.  We will have no direct participation in the creation of such products.  Our plan is to initially license our index on a non-exclusive basis to a third party provider that is offering variable rate index-linked bonds maturing on the twelfth anniversary of their issuance.  We believe that this represents long term recurring license income to us should our licensee be successful in marketing its index-linked bonds.  This is an arrangement that we believe is consistent with our intended plan of operations.

In addition to our index publishing business, our plan of operation is to invest in the further development of our websites. This will include certain capital expenditures for technology, content and database management, including certain online advertising systems and affiliate marketing systems that management believes will assist in executing its customer acquisition business plan. Our websites are anticipated to evolve over time as we introduce new content and features and generally seek to improve the customer experience and to improve the lead generating efficiency of the websites, consistent with our business plan. In addition to databases created from parties registering at our websites, we also intend to expand our access to targeted databases of investors that may be interested in our services or our advertising clients’ services. This is anticipated to include certain joint ventures currently in negotiations and certain database acquisitions. We currently anticipate a website with the full planned feature set accessible at www.fund.com will launch no later than third quarter 2008. Prior to that time, we will be negotiating lead and advertising arrangements with potential customers and content and sponsorship deals with potential www.fund.com spokespeople and content contributors. We anticipate that it will cost approximately $500,000 to build www.fund.com and that pre-launch marketing costs will be approximately $250,000.

We intend to operate our online network and supporting systems on servers located at a secure third-party co-location facility in the New York City area. This third-party facility will be manned, and our infrastructure and network connectivity monitored continuously, on a 24 hour a day, 365 day a year basis. This facility will be powered continuously from multiple sources, including uninterruptible power supplies and emergency power generators. The vast majority of the information presented on www.fund.com, including backend databases that serve and store information, will be stored in and delivered from server farms. We intend to have our network operational no later than third quarter 2008. We anticipate it will cost approximately $200,000 in equipment and set-up fees to bring this infrastructure on-line and that reoccurring operation costs for this network including datacenter rent, bandwidth fees and maintenance fees will be approximately $20,000 per month. We intend to hire one network engineer to oversee the set-up and operation of www.fund.com.

Our operating and capital requirements in connection with operations have been and will continue to be significant. Based on our current plans, we anticipate that revenues earned from lead generation will be the primary source of funds for operating activities. In addition to existing cash and cash equivalents, we may rely on bank borrowing, if available, or sales of securities to meet the basic capital and liquidity needs for the next 12 months. Additional capital may be sought to fund the development of www.fund.com and marketing efforts, which may also include bank borrowing, or a private placement of securities. However, we have no agreements for funding at this time and there can be no assurance that funding will be available if we require it.

The following share numbers do not give effect to the Merger or to the 9-for-1 dividend on Eastern’s Class A Common Stock and Class B Common Stock.  Upon our inception we issued an aggregate of 18,700,000 shares of our common stock, par value $0.00001 per share, to seven investors, three of whom were co-founders of the Company.  The shares were valued at $0.00001 per share.  These shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.  In November 2007, we issued an aggregate of 10,350,000 (shares of our common stock to eight accredited investors in a private placement.  The shares were valued at $2.00 per share and we received gross proceeds of $20,700,000.  On November 5, 2007, we sold 5,000,000 shares of our common stock and 2,500,000 shares of our Series A Preferred Stock to an accredited investor and received gross proceeds of $10,000,000.  Substantially all of the proceeds of the Series A Preferred Stock transaction were used to acquire the domain name www.fund.com.

Prior to the Merger, Fund.com had authorized a total of 110,000,000 shares, of which 105,000,000 were authorized as common stock and 5,000,000 shares were authorized as Preferred Stock, with 2,500,000 shares of the Preferred Stock designated as Series A Preferred Stock.  Following the Merger and reflecting the 9-for-1 dividend on Eastern’s Class A Common Stock and Class B Common Stock, we had authorized a total of 120,000,000 shares of common stock, par value $0.001 per share, of which 100,000,000 shares were authorized as Class A Common Stock of which 43,612,335 shares were outstanding, 10,000,000 shares were authorized as Class B Common Stock of which 6,387,665 shares were outstanding and 10,000,000 shares were authorized as Preferred Stock of which no shares were outstanding.

We anticipate that our cash requirements for the next 12 months for expenses related to infrastructure and business development should be approximately $1,500,000.  Management believes that proceeds from prior private placements will be sufficient to meet presently anticipated working capital and capital expenditure requirements over the first several months of 2008.  To the extent that we do not generate sufficient revenues, we will reduce our expenses and/or seek additional financing.  As of April 16, 2008 there were no commitments for long-term capital expenditures.

Off-Balance Sheet Arrangements.

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial conditions, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Description Of Property.

This Description of Property section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Our corporate headquarters are located at 14 Wall Street, 20th Floor, New York, NY 10005.  We currently occupy office facilities on a month to month basis.

Directors, Executive Officers, Promoters and Control Persons.

The Security Ownership of Directors, Executive Officers, Promoters and Control Persons section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

The following persons are our current executive officers and directors and their respective ages as of April 16, 2008 are as follows:

Name	Age	Position
Raymond Lang	49	Director, Chief Executive Officer
Gregory Webster	46	President
Philip Gentile	55	Chief Operating Officer, Executive Vice President of Business Development
Michael Hlavsa	54	Director, Chief Financial Officer
Lucas Mann	28	Director, Chief Marketing Officer
Darren Rennick	39	Director, Executive Vice President
Daniel Klaus	34	Chairman of the Board
Ivar Eilertsen	50	Director
Raul Biancardi	45	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years:

Raymond Lang -  Director, Chief Executive Officer

From April 2005 to January 2008, Mr. Lang served as Chief Operating Officer and Chief Compliance Officer of Clear Asset Management, an independent asset management firm specializing in proprietary index and ETF construction. From August 2001 to January 2005 Mr. Lang served as Managing Director at BNY Capital Markets Inc. as an investment banker.  From March 1995 to June 2000 Mr. Lang served as Managing Director at Fortis and its predecessor MeesPierson specializing in structured equity finance. Prior to these positions, Mr. Lang acted as SVP and Head of Equity Structured Finance at a Japanese investment firm and Corporate Counsel at Credit Suisse First Boston where he worked for ten years. Mr. Lang has been a member of the New York bar since 1986.  Mr. Lang holds a BA from Fordham University and a JD from New York Law School.

Gregory Webster - President

Since 2007, Mr. Webster has served as the President of WALWEB, LLC, where he is the principal partner in charge of business operations and development. Amongst WALWEB’s projects is  CollegeLifeDirect, an online services company supporting the US College Education market.  From October 2000 to November 2006, Mr. Webster held several senior management positions at HSBC PLC, including President and CEO of HSBC Brokerage (USA) Inc. and most recently as Managing Director – HSBC Securities (USA), Inc.  Prior to joining HSBC, Mr. Webster served as the President of Park Avenue Securities, LLC a wholly owned subsidiary of Guardian Life Insurance of America from August 1998 to July 2000 and the Chief Operating Officer of NYLIFE Securities, Inc. a wholly owned subsidiary of New York Life Insurance Company from June 1996 to August 1998.  Mr. Webster holds a B.S. in Marketing from Arizona State University and a Masters in Business Administration from Long Island University, C.W. Post.

Philip Gentile - Chief Operating Officer and Executive Vice President of Business Development

Since 2005, Mr. Gentile has served as President/sole proprietor of Informed-Business-Decisions, a management consulting company he founded. From March 27, 2006 to February 29, 2007, Mr. Gentile led Morgan Stanley’s Vendor Management Office for the Global Wealth Management Group.  During the prior ten years, Mr. Gentile held several senior management positions, including Vice President Business Operations and Development at Standard & Poor’s, Inc. from April 1996 to December 2005, President at CyberVestors, from December 1995 to April 1996, where he developed a marketing newsletter for a small brokerage firm and from July 1989 to December 1995, a Senior Vice President and co-founder of Global Information Technologies,  a re-distributor of online services to broker and money management firms providing aggregation, research and reporting on exchange traded equities.  Mr. Gentile holds a B.S. from Manhattan College in Quantitative Analysis and Economics.

Michael Hlavsa – Director, Chief Financial Officer

Mr. Hlavsa has served as our Chief Financial Officer and as our Director since November 2007.  Mr. Hlavsa is both a Certified Public Accountant and a Certified Internal Auditor.  From its inception in March 2007 to the present, Mr. Hlavsa has served as Chief Financial Officer and a Director of Asia Special Situation Acquisition Corp., a blank check company.  From October 2004 to the present, Mr. Hlavsa has been the principal owner of Signature Gaming Management LLC, a consulting firm specializing in advising emerging companies engaged in gaming operations.   From February 2005 to August 2005 Mr. Hlavsa served as chief executive officer for Titan Cruise Lines, a casino business which operated a 2,000 passenger ship and high speed shuttles. From July 2001 to October 2004, Mr. Hlavsa was the Chief Executive Officer of SunCruz Casinos, the largest day cruise gaming company in the United States. From 1997 to 2000, Mr. Hlavsa was Managing Partner at Casino Princesa in Miami, Florida where he was responsible for the development and operation of a large mega-yacht gaming vessel. From 1993 to 1997, he served as Chief Financial Officer and also Vice President, Midwest Region, for Lady Luck Gaming Corporation, a publicly traded company. From 1991 to 1993, Mr. Hlavsa was the Vice President of Finance and Administration for the Sands Hotel and Casino in Las Vegas, Nevada. His first 12 years of gaming experience was in Atlantic City, New Jersey in various audit and finance positions with well-established gaming companies such as Caesars, Tropicana and Trump Plaza. He received a bachelor of science degree from Canisius College in Buffalo, New York in 1975.

Lucas Mann –Director,  Chief Marketing Officer

Mr. Mann has served as our Chief Marketing Officer and as our Director since October 2007. Mr. Mann has served as Chief Marketing Officer and Co-Founder of online media company, Music Nation, from May 2006 to present. Previously, from 2004 to 2006 Mr. Mann served as president of Clique Inc./Sparkart LLC, a Silicon Valley-based new media company. While at Clique, Inc., Mr. Mann focused on monetizing intellectual property via the creation of brand extensions such as websites, fanclubs, merchandise and new technologies for entertainment companies like Universal Music Group and Warner Music Group. Additionally, Mr. Mann founded Mann Media Partners, a Los Angeles-based consultancy firm, developed new entertainment product distribution strategies and offered brand and design consulting for clients including Warner Bros. Records, EMI, and Major League Baseball athletes, among others.  During 2002 and 2003 Mr. Mann split time between Warner Bros. Records, developing and executing marketing plans for some of the worlds best knows musical acts, and his own management company, handling all aspects of the career of several successful artists.

Darren M. Rennick –  Director, Executive Vice President

Mr. Rennick has served as our Director since September 2007 and from September 2007 to January 2008 served as our President.  Mr. Rennick served as chief executive officer of Prolexic Technologies Inc., an industry leading internet security company, from March 2004 to February 2007 and has acted as a consultant to it since February 2007.  From October 1999 to November 2001, Mr. Rennick served as a director, president and co-founder of IQ-Ludorum plc, a software company that developed gaming technology. From February 2002 to December 2006 served as managing director of Digital Gaming Solutions another gaming technology company.  Mr. Rennick holds a BA from the University of Toronto and an MBA from the University of Western Ontario.

Daniel Klaus – Chairman of the Board

Mr. Klaus has served as our Chief Executive Officer and as our Director since October 2007.  Mr. Klaus is an entrepreneur and investor in new media companies, including Internet-based media companies. From April 2006 to the present Mr. Klaus has served as Chief Executive Officer of the online media company Music Nation, Inc. a company he co-founded and has led through three rounds of institutional debt and equity financings. Mr. Klaus has served on the board of directors of Music Nation since July 2006.  From June 2006 to January 2006 Mr. Klaus served as Managing Director of SoundBank, a special opportunities fund. While at Soundbank and since 2001, Mr. Klaus has been the Chief Executive Officer and Founder of Fabric Group, LLC a media advisory firm with such clients as Goldman Sachs, Cheyne Capital, Bertelsmann, Yahoo! Inc., Music Match and Sony Pictures. Prior to 2001, Mr. Klaus launched BrandFarm, an on-line incubator. In 2007, Mr. Klaus was named a top 100 Internet executives in New York by Silicon Alley Insider , a leading Internet publication affiliated with Music Nation.

Ivar Eilertsen – Director

Mr. Eilertsen is the Founding Partner of Harbor Capital Technologies, LLC, a boutique advisory firm focused on financial technology, where he has served from April 2006 to the present.  Prior to founding Harbor Capital, from October 2005 to March 2006, Mr. Eilertsen served as the Managing Director and Senior Vice President, Global Accounts for Thomson Financial.  Prior to joining Thomson, Mr. Eilertsen served in several senior management roles at ADP Brokerage Services Group (now Broadridge) from April 2000 to January 2005, including the CEO, Americas and General Manager, ADP Wilco.  Mr. Eilertsen holds a Bachelor of Science from the University of Oslo, Norway.

Raul Biancardi – Director

Since January 2008, Mr. Biancardi has been the Chief Operating Officer for NCB Capital, based in Bahrain. Prior to joining NCB Capital, Mr. Biancardi was an independent business consultant from September 2004 to January 2008,  providing M&A services to companies in various sectors.  Prior to becoming a consultant, Mr. Biancardi held a number of positions of increasing responsibility at Lehman Brothers International from March 1998 to September 2004, the last of which was Head of Fixed Income Prime Brokerage (Europe) during 2004. Prior to joining Lehman Brothers, Mr. Biancardi had been Head of Latin American Equities, Europe at Deutsche Bank from March 1997 to March 1998 and at Morgan Stanley International from June 1993 to February 1997.  Mr. Biancardi holds a Masters in Business Administration from Westminster University in London and Bachelors in English from Tulane University.

Board Committees

The standing committees of our Board of Directors consist of an Audit Committee and a Compensation Committee.  Each of these committees was formed on March 4, 2008.

Audit Committee

The Audit Committee of the Board of Directors is currently comprised of Messrs. Biancardi and Eilertsen, each of whom is an independent director. The Board has determined that Mr. Biancardi is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B and serves as Chairman of the Audit Committee.  The Audit Committee’s duties are to provide oversight on matters relating to accounting, financial reporting, internal controls, auditing, legal and regulatory compliance activities and other matters as the Board of Directors deems appropriate.

Compensation Committee

The Compensation Committee of the Board of Directors is currently comprised of Messrs. Biancardi and Eilertsen, and Mr. Biancardi is its Chairman.  The Compensation Committee reviews and approves our salary and benefits policies, including compensation of executive officers and also administers our stock incentive plan and recommends and approves grants thereunder.

Pursuant to our director compensation program, we use a combination of cash and equity-based compensation to attract and retain non-employee directors and to compensate directors for their service on our board of directors commensurate with their role and involvement. In setting director compensation, we consider the significant amount of time our directors will expend in fulfilling their duties as well as the skill level required of our board of directors. Directors who are also our full-time employees do not receive additional compensation for their service as directors. Each non-employee director will receive compensation for service on our board of directors as described below.

Cash Compensation

Directors who are not full-time employees will be paid an annual retainer of $15,000. In addition, customary expenses for attending board of directors and committee meetings will be reimbursed.

Equity Compensation

Each non-employee director receives an initial option grant to purchase 250,000 shares of the Company’s Class A Common Stock. In addition, Mr. Biancardi received an additional option grant to purchase 250,000 shares of the Company’s Class A Common for his service as chairman of the compensation and audit committees of the Board.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Involvement in Certain Legal Proceedings

At December 31, 2007, no officer or director of the Company: (1) had any petition filed, within the past five years, in Federal Bankruptcy or state insolvency proceedings on such person's behalf or on behalf of any entity of which such person was an officer or general partner within two years of filing; (2) has been convicted in a criminal proceeding within the past five years or is currently a named subject of a pending criminal proceeding; or (3) has been the subject, within the past five years, of any order, judgment, decree or finding (not subsequently reversed, suspended or vacated) of any court or regulatory authority involving violation of securities or commodities laws, or barring, suspending, enjoining or limiting any activity relating to securities, commodities or other business practice.

Code of Ethics

At April 16, 2008, we had not yet adopted a code of ethics.  The Company intends to adopt a Code of Ethics in the immediate future.

Executive Compensation.

The Executive section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows.

The table below summarizes the compensation earned for services rendered by the individuals noted to us in all capacities, for the years indicated:

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Total
Daniel Klaus, Chairman (1)	2007	$25,000		$25,000

Lucas Mann, Chief Marketing Officer and Director (2)	2007	$25,000		$25,000

Darren Rennick, Executive Vice President and Director (3)	2007	$62,500		$62,500

Michael Hlavsa, Chief Financial Officer (4)	2007		$108,218 (5)

Raymond Lang, Chief Executive Officer (effective February 1, 2008) (6)	2007		$1,519,559 (7)

Philip Gentile, President (effective March 4, 2008) (8)	2007		(9)

Gregory Webster, Chief Operating Officer and Executive Vice President of Business Development (effective March 4, 2008) (10)	2007		(11)

(1)
Mr. Klaus and Mr. Mann will receive a consulting fee for services provided to the Company of $300,000 beginning from March 2008 pursuant to a Consulting Agreement between the Company and Fabric Group LLC (“Fabric”), and a one time fee of $55,000. Fabric is wholly-owned by Mr. Klaus.

(2)
Mr. Klaus and Mr. Mann will receive a consulting fee for services provided to the Company of $300,000 beginning from March 2008 pursuant to a Consulting Agreement between the Company and Fabric Group LLC (“Fabric”), and a one time fee of $55,000. Fabric is wholly-owned by Mr. Klaus.

(3)
Mr. Rennick will receive a consulting fee for services provided to the Company of $150,000 beginning from March 2008 pursuant to a Consulting Agreement between the Company and MKL Consulting Ltd. (“MKL”). MKL is wholly-owned and managed by Mr. Rennick.

(4)	Mr. Hlavsa received no compensation in 2007. He began to receive salary effective February 1, 2008.
(5)
On December 27, 2007, Mr. Hlavsa received a stock option grant to purchase 138,024 shares of our Class A Common Stock with an exercise price of $2.30 per share, pursuant to the 2007 Stock Incentive Plan

(6)	Mr. Lang received no compensation in 2007. He began to receive salary effective February 1, 2008.
(7)
On December 27, 2007, Mr. Lang received a stock option grant to purchase 1,938,087 shares of our Class A Common Stock with an exercise price of $2.30 per share, pursuant to the 2007 Stock Incentive Plan.

(8)	Mr. Gentile received no compensation in 2007. He began to receive salary effective March 4, 2008.
(9)
In March 2008, Mr. Gentile received a stock option grant to purchase 1,000,000 shares of our Class A Common Stock with an exercise price of $3.50 per share, pursuant to the 2007 Stock Incentive Plan. These options will, but have not yet been, valued pursuant to FAS 123R.

(10)	Mr. Webster received no compensation in 2007. He began to receive salary effective March 4, 2008.
(11)
In March 2008, Mr. Webster received a stock option grant to purchase 1,000,000 shares of our Class A Common Stock with an exercise price of $3.50 per share, pursuant to the 2007 Stock Incentive Plan.  These options will, but have not yet been, valued pursuant to FAS 123R.

              Employment Agreements

We entered into employment agreements with Raymond Lang, our Chief Executive Officer, Michael Hlavsa, our Chief Financial Officer, Gregory Webster our President, and Philip Gentile, our Chief Operating Officer and Vice President of Business Development.  We have no other employment agreements with our executive officers. See “Certain Relationships and Related Party Transactions” for a description of the consulting agreements entered into with entities affiliated with certain of our directors/executive officers.

Mr. Lang. On December 20, 2007 we entered into an employment agreement with Raymond Lang.  Pursuant to the agreement, beginning February 1, 2008, Mr. Lang began to serve as our Chief Executive Officer.  Unless terminated earlier, the term of the agreement is scheduled to expire on February 1, 2011.  Mr. Lang receives a salary of no less than $250,000 per annum and will be eligible to participate in any bonus or incentive compensation plans that we establish for senior executives. We pay the premium for health care coverage for him and his dependents.  He received a stock option grant to purchase 1,938,087 shares of our Class A Common Stock with an exercise price of $2.30 per share. The option vests over four years, with 25% vesting on the first anniversary and the balance vesting with respect to an additional 1/12th of the shares following each three months of continuous service thereafter. In the event his employment is terminated by us without “Cause” or he resigns with “Good Reason” as these terms are defined in the employment agreement, we will be obligated to pay to him (i) his base salary though the date of termination, (ii) any bonus earned in the previous year but not yet paid, (iii) any accrued vacation through the date of termination, (iv) pro rata bonus for the year of termination, calculated and payable after year-end, and (v) a lump-sum amount equal to 9 months’ base salary. The Employment Agreement with Mr. Lang is incorporated by reference in its entirety herein from  the Form 8-K dated January 17, 2008.

Mr. Hlavsa. On October 30, 2007 we entered into an at-will employment agreement with Mr. Hlavsa.  Under the agreement, Mr. Hlavsa commenced employment February 1, 2008.  Mr. Hlavsa will receive an annual base salary of $120,000 per annum.  In addition, Mr. Hlavsa is eligible for a performance bonus of up to $120,000 subject to the achievement of reasonable performance metrics, as determined by the Board.  He received a stock option grant to purchase 138,024 shares of our Class A Common Stock with an exercise price of $2.30. The option vests over four years, with 25% vesting on the first anniversary and the balance vesting with respect to an additional 1/12th of the shares following each three months of continuous service thereafter. The Employment Agreement with Mr. Hlavsa is incorporated by reference in its entirety herein from the Current Report on Form 8-K dated January 17, 2008.

Mr. Webster. On March 4, 2008 we entered into an employment agreement with Mr. Webster that ends March 1, 2011, but may be automatically renewed for an additional one (1) year term unless either party provides ninety (90) days written notice prior to the end of the term.  The Employment Agreement permits Mr. Webster to resign at any time upon 90 days written notice and for the Company to terminate Mr. Webster’s employment at any time. Mr. Webster will receive nine months severance if he resigns for Good Reason or is terminated without Cause (each as defined in the Employment Agreement). His annual base salary is a minimum of $250,000, subject to review for increase at least annually. He is also entitled to participate in bonus, incentive and health care benefit plans maintained by the Company from time to time. In connection with his employment, Mr. Webster was granted an option to purchase 1,000,000 shares of Class A Common Stock at $3.50 per share.  The option vests over four years, with 25% vesting on the first anniversary and the balance vesting quarterly over the following 36 months.  In the event of a change of control, vesting will accelerate twelve months, and if Mr. Webster’s service is terminated by the Company other than for Cause prior to the first anniversary, vesting will accelerate to the first anniversary. The Employment Agreement with Mr. Webster is incorporated by reference in its entirety herein from the Current Report on Form 8-K filed March 10, 2008.

Mr. Gentile.  Mr. Gentile is employed pursuant to an Employment Agreement dated as of March 4, 2008, which is substantially identical in form to that of Mr. Webster’s, which is described above. In connection with his employment, Mr. Gentile was granted an option to purchase 1,000,000 shares of Class A Common Stock at $3.50 per share.  The option vests over four years, with 25% vesting on the first anniversary and the balance vesting quarterly over the following 36 months.  In the event of a change of control, vesting will accelerate twelve months, and if Mr. Gentile’s service is terminated by the Company other than for Cause prior to the first anniversary, vesting will accelerate to the first anniversary. The Employment Agreement with Mr. Gentile is incorporated by reference in its entirety herein from the Current Report on Form 8-K filed March  10, 2008.

    Stock Incentive Plan

On December 27, 2007, our Board of Directors approved the Fund.com Inc. 2007 Stock Incentive Plan for the issuance of up to 5,814,261 shares of our Class A Common Stock (giving effect to the Merger and the 9-for-1 dividend).  The plan was approved by our stockholders on December 27, 2007.   We intend to make all of our equity-based awards on a going-forward basis under the stock incentive plan. The purpose of our stock incentive plan is to attract, retain and motivate officers and other key employees and to provide these persons with incentives and rewards for superior performance and contribution.

The plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee may select plan participants and authorize grants.  The award agreements issued under the stock incentive plan list the exercise price, the conditions and restrictions that must be satisfied for an individual to vest in an award and the term of the award.  The terms of the award agreements may differ from participant to participant, and the board has discretion to accelerate vesting in the event of a change in control or other events.

The Board may amend, suspend, or terminate the 2007 Stock Incentive Plan at any time and for any reason. If not terminated earlier, the plan will automatically terminate on December 27, 2017.

Director Compensation

As of December 31, 2007 our Directors received no compensation for their services to the Company.  Going forward, compensation for Directors who are not full-time employees will include an annual retainer of $15,000 and customary expenses for attending board of directors and committee meetings will be reimbursed.  In addition, each non-employee director will receive an initial option grant to purchase shares of the Company’s Class A Common Stock, with additional shares granted in exchange for committee chairmanship.

Security Ownership of Certain Beneficial Owners and Management.

The Security Ownership of Certain Beneficial Owners and Management section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows.

The following share numbers give effect to the Merger or to the 9-for-1 dividend on Eastern’s Class A Common Stock and Class B Common Stock. As of April 15, 2008, there were 43,612,335 shares of our Class A Common Stock and 6,387,665 shares of our Class B Common Stock issued and outstanding. The following table sets forth, as of the close of business on April 15, 2008, the name of any person (including any “group”) who is known to us to be the beneficial owner of more than five percent of any class of our voting securities and information with respect to shares of ours beneficially owned by our directors, named executive officers and directors and executive officers as a group.  Unless otherwise indicated, the address for each person is 14 Wall Street, 20th Floor, New York, NY 10005. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an “*.”

	Class A Common Stock		Class B Common Stock

Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power (1)
Daniel Klaus(2)	5,429,515	12.45%	0	0	5.34%
Lucas Mann(3)	5,429,515	12.45%	0	0	5.34%
MKL Consulting (4)	4,343,612	9.96%	0	0	4.27%
GBC Wealth Management Limited (5)	2,555,066	5.86%	0	0	2.51%
Mulsanne Enterprises Limited (6)	2,250,000	5.7%	0	0	2.4%
Equities Media Acquisition Corp Inc.(7)	0	0	6,387,665	100%	62.85%
Raymond Lang(8)	1,938,087	4.25%	0	0	1.77%
Phil Gentile(9)	1,000,000	2.24%	0	0	*
Gregory Webster(10)	1,000,000	2.24%	0	0	*
Ivar Eilertsen(11)	250,000	*	0	0	*
Raul Biancardi(12)	500,000	1.13%	0	0	*
Michael Hlavsa(13)	138,024	*	0	0	*
Directors and Officers(14)	20,028,753	41.35%	0	0	15.71%

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. Each holder of Class B Common Stock is entitled to 10 votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)	Chairman of the Board and former Chief Executive Officer.
(3)	Director and Chief Marketing Officer
(4)	Darren Rennick, Executive Vice President and Director is the beneficial owner of all of the shares of MKL Consulting Ltd. an Antigua, International Business Corporation.
(5)	The beneficial owner of GBC Wealth Management Limited is Global Bank of Commerce and its address is #4 Woods Centre, P.O. Box W1803, St. John’s, Antigua.
(6)	The beneficial owner of Mulsanne Enterprises Limited is Ymer Shahini and his address is Ansbacher House, 2nd Floor, P.O. Box N-4244, East & Shirley Street, North, Nassau, Bahamas.
(7)	The beneficial owner of Equities Media Acquisition Corp Inc. is Arne van Roon and his address is World Trade Centre Lugano-Agno Switzerland.
(8)
Chief Executive Officer, Director, includes 1,938,087 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2008. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. None of the shares is presently vested.

(9)
Chief Operating Officer and Executive Vice President of Business Development, includes 1,000,000 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2008. The options provide for exercise prior to vesting, and any unvested options that are exercised are subject to a lapsing repurchase right in our favor. None of the options is presently vested.

(10)
President, includes 1,000,000 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2008. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. None of the options is presently vested.

(11)
Director, includes 250,000 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2008. The options provide for exercise prior to vesting, and any unvested options that are exercised are subject to a lapsing repurchase right in our favor. None of the options is presently vested.

(12)
Director, includes 500,000 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2008. The options provide for exercise prior to vesting, and any unvested options that are exercised are subject to a lapsing repurchase right in our favor. None of the options is presently vested.

(13)
Chief Financial Officer, includes 138,024 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2008. The options provide for exercise prior to vesting, and any unvested options that are exercised are subject to a lapsing repurchase right in our favor. None of the options is presently vested.

(14)
Includes 4,826,111 shares issuable to Directors and Officers upon exercise of options that are exercisable within 60 days of April 15, 2008. The options provide for exercise prior to vesting, and any unvested options that are exercised are subject to a lapsing repurchase right in our favor. None of the options is presently vested.

Certain Relationships and Related Transactions, and Director Independence.

    Transactions With Related Persons, Promoters and Certain Control Persons.

Under a Subscription Agreement dated September 30, 2007 between the Company and Equities Media Acquisition Corp we issued 5,000,000 (not giving effect to the 9-for-1 dividend on the Surviving Corporation’s Class A Common Stock and Class B Common Stock) common shares and 2,500,000 (not giving effect to the 9-for-1 dividend Eastern’sClass A Common Stock and Class B Common Stock) Series A Preferred Shares to Equities Media Acquisition Corp Inc. and received gross proceeds of $10,000,000.  Pursuant to this transaction Equities Media Acquisition Corp Inc. has voting control over our company.  The proceeds from this transaction were principally used to acquire the “www.fund.com” domain name.

On November 9, 2007, our wholly-owned subsidiary Fund.com Capital Inc., placed $20,000,000 into a fixed deposit with the Global Bank of Commerce Limited, the parent of one of our shareholders (GBC Wealth Management Limited) at an interest rate of 5.00% per annum for a term of three years.  We intend to change the terms of the deposit to bear interest at a variable rate, among other things, which will require receipt of regulatory approvals by the Bank.  The Global Bank of Commerce Limited may swap the certificate of deposit at any time with an annuity policy issued to the Global Bank of Commerce Limited by an unrelated third party.

On March 4, 2008, the Company entered into a Consulting Agreement with Fabric Group, LLC (“Fabric”). Fabric is wholly-owned and managed by Daniel Klaus, who is chairman, director and former Chief Executive Officer of the Company.  Under the Consulting Agreement, Fabric will receive an annual base fee of $300,000, in return for strategic consulting services provided by Daniel Klaus and Lucas Mann (a director and Chief Marketing Officer of the Company) in the areas of business development, product marketing and online strategy and for performance of other duties as requested from time to time by the Board.  In addition, pursuant to the Consulting Agreement,  Fabric will receive a one time fee of $55,000 for services  previously rendered to the Company.  Fabric is also eligible to receive bonuses and other benefits as the Board may award in its discretion.  Under the Consulting Agreement, Mssrs. Klaus and Mann will be reimbursed for their costs of health and life insurance.  In addition, Fabric will be reimbursed for all reasonable travel and entertainment expenses incurred in connection with Fabric’s responsibilities under the Consulting Agreement. If Fabric is terminated without Cause (as defined in the Consulting Agreement) or Fabric resigns for Good Cause (as defined in the Consulting Agreement, which includes resignation following a change of control), Fabric will be entitled to payments for the full term. The initial term of the Consulting Agreement is March 1, 2008 through February 28, 2009, extendible from year to year with mutual consent of the parties. The Consulting Agreement with Fabric is incorporated by reference in its entirety herein from the Current Report on Form 8-K dated March 10, 2008.

On March 4, 2008, the Company entered into a Consulting Agreement with MKL Consulting Ltd. (“MKL”). MKL is wholly-owned and managed by Darren Rennick, who is  executive vice president and a director of the Company. Under the Consulting Agreement, MKL will receive an annual base fee of $150,000, in consideration  for Mr. Rennick’s service to the Company as Executive Vice President and for performance of other duties as requested from time to time by the Board.  In addition, pursuant to the Consulting Agreement,  MKL will receive a one time  fee of $25,000 for services previously rendered  to the Company. Under the Consulting Agreement, Mr. Rennick will be reimbursed for his costs of health and life insurance.  In addition, MKL will be reimbursed for all reasonable travel and entertainment expenses incurred in connection with MKL’s responsibilities under the Consulting Agreement. If MKL is terminated without Cause (as defined in the Consulting Agreement) or MKL resigns for Good Cause (as defined in the Consulting Agreement, which includes resignation following a change of control), MKL will be entitled to payments for the full term. The initial term of the Consulting Agreement is March 1, 2008 through February 28, 2009, extendible from year to year with mutual consent of the parties.  The Consulting Agreement with MKL is incorporated by reference in its entirety herein from the Current Report on Form 8-K dated March 10, 2008.

On March 7, 2008, Fund.com Managed Products Inc., a wholly-owned subsidiary of the Company, entered into a License Agreement with Equities Global Communications, Inc. (“Equities Global”). Equities Global Communications, Inc. is an affiliate of Equities Media Acquisition Corp Inc., the Company’s controlling shareholder. Pursuant to the License Agreement, Fund.com Managed Products Inc. will have an exclusive license to use the EQUITIES® Hedge Fund Index (the “EQUITIES Index”) in connection with the making, issuance, purchase, sale, market quotation, marketing, promotion, trading or other distribution of investment products.  Fund.com Managed Products will also have the right to use and refer to the trademarks and trade names “EQUITIES®" and "EQUITIES® Hedge Fund Index” in connection with the distribution of investment products and in connection with making disclosure about such investment products, to the extent necessary to indicate the source of the EQUITIES Index. Under the License Agreement, Fund.com Managed Products will also have a right of first refusal to enter into arrangements concerning the licensing of any index owned or developed by Equities Global.

Pursuant to the License Agreement, Fund.com Managed Products is required to pay to Equities Global 5% of all sub-license fees collected by Fund.com from all sub-licensees of the EQUITIES Index. For any use of the EQUITIES Index by Fund.com Managed Products or its affiliates, the license fees to be paid to Equities Global shall be determined upon agreement by the parties.

The License Agreement provides that its term continues until terminated in accordance with its terms.  The License Agreement may be terminated, among other reasons,

•	upon 60 days notice by a party if such party believes in good faith that material damage or harm is occurring to the reputation or goodwill of that party by reason of its continued performance,

•	Upon 60 days notice for the other party’s breach of material terms or conditions,

•
by Equities Global in its sole discretion if it ceases compiling and publishing the EQUITIES Index (Equities Global is required to provide at least six months notice prior to such discontinuance);  in such case, we have the option to elect to publish, compile, calculate, maintain and license the EQUITIES Index  or to use any replacement or substitute index,

•	by us at any time upon 90 days notice if we elect in our sole discretion to cease use of the EQUITIES Index,

•
by Equities Global upon 90 days notice (or upon lesser period of time if required by court order) if any legislation, regulation or interpretation is adopted that in Equities Global’s reasonable judgment materially impairs Equities Global’s ability to license and provide the EQUITIES Index and  trademarks under the License Agreement or if any litigation is pending or threatened or commenced and Equities Global reasonably believes such litigation or proceeding would have a material and adverse effect on EQUITIES Index or trademarks or upon Equities Global’s ability to perform under the License Agreement.

Equities Global’s cumulative liability to Fund.com Managed Products is capped at the average annual license fees actually paid to Equities Global under the License Agreement.

The License Agreement is incorporated by reference in its entirety herein from the Current Report on Form 8-K dated March 10, 2008.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a) Financial Statements of Business Acquired. In accordance with item 9.01(a), Fund.com’s audited financial statements for the fiscal year ended December 31, 2007 are filed in this Current Report on Form 8-K/A as Exhibit 99.4.

(b) Pro Forma Financial Information.  In accordance with item 9.01(b), Fund.com’s pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.5.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 20, 2007, between Meade Technologies Inc. and Raymond Lang (Filed as Exhibit 10.2 to Form 8-K, filed on January 17, 2008, incorporated by reference)
10.2	Employment Agreement, dated as of December 20, 2007, between Meade Technologies Inc. and Michael Hlavsa (Filed as Exhibit 10.3 to Form 8-K, filed on January 17, 2008, incorporated by reference)
10.3	Consulting Agreement between the Company and Fabric Group, LLC (Filed as Exhibit 10.1 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.4	Consulting Agreement between the Company and MKL Consulting Ltd. (Filed as Exhibit 10.2 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.5	License Agreement between Fund.com Managed Products Inc. and Equities Global Communications, Inc. (Filed as Exhibit 10.3 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.6	Employment Agreement between the Company and Gregory Webster (Filed as Exhibit 10.4 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.7	Employment Agreement between the Company and Phil Gentile (Filed as Exhibit 10.5 to Form 8-K, filed on March 10, 2008, incorporated by reference)
99.1	Financial statements of Fund.com, Inc. for the fiscal year ended December 31, 2007 (Filed as Exhibit 99.1 to Form 8-K, filed on January 17, 2008, incorporated by reference)
99.4	Fund.com financial statements for the fiscal year ended December 31, 2007.
99.5	Unaudited pro form consolidated balance sheets as of December 31, 2007 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM INC.

Date:  April 16, 2008                                                                                      By: /s/ Raymond Lang
Name: Raymond Lang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 20, 2007, between Meade Technologies Inc. and Raymond Lang (Filed as Exhibit 10.2 to Form 8-K, filed on January 17, 2008, incorporated by reference)
10.2	Employment Agreement, dated as of December 20, 2007, between Meade Technologies Inc. and Michael Hlavsa (Filed as Exhibit 10.3 to Form 8-K, filed on January 17, 2008, incorporated by reference)
10.3	Consulting Agreement between the Company and Fabric Group, LLC (Filed as Exhibit 10.1 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.4	Consulting Agreement between the Company and MKL Consulting Ltd. (Filed as Exhibit 10.2 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.5	License Agreement between Fund.com Managed Products Inc. and Equities Global Communications, Inc. (Filed as Exhibit 10.3 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.6	Employment Agreement between the Company and Gregory Webster (Filed as Exhibit 10.4 to Form 8-K, filed on March 10, 2008, incorporated by reference)
10.7	Employment Agreement between the Company and Phil Gentile (Filed as Exhibit 10.5 to Form 8-K, filed on March 10, 2008, incorporated by reference)
99.1	Financial statements of Fund.com, Inc. for the fiscal year ended December 31, 2007 (Filed as Exhibit 99.1 to Form 8-K, filed on January 17, 2008, incorporated by reference)
99.4	Fund.com financial statements for the fiscal year ended December 31, 2007.
99.5	Unaudited pro form consolidated balance sheets as of December 31, 2007 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2007.